Exhibit 99.1
Novocure Reports Third Quarter 2024 Financial Results

Quarterly net revenues of $155 million, up 22% year-over-year, with 4,113 active patients on therapy as of September 30, 2024

FDA approves Optune Lua® for the treatment of metastatic non-small cell lung cancer

After 22 years as CEO, Asaf Danziger announces planned retirement at year end, will be succeeded by current CFO Ashley Cordova

Christoph Brackmann appointed Chief Financial Officer, effective January 1, 2025

Root, Switzerland – Novocure (NASDAQ: NVCR) today reported financial results for the third quarter ended September 30, 2024. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (TTFields).

“This was a period of strong execution and achievement at Novocure,” said William Doyle, Novocure’s Executive Chairman. “We secured FDA approval and launched Optune Lua for the treatment of patients with metastatic non-small cell lung cancer, achieved significant year-over-year revenue growth across our major markets, and solidified our management team to drive our next stage of growth. It is an exciting time to be at Novocure as we pursue opportunities to make a difference in the lives of our patients.”

Financial updates for the third quarter ended September 30, 2024:
•Total net revenues for the quarter were $155.1 million, an increase of 22% compared to the same period in 2023. This increase is primarily driven by our successful launch in France and improved U.S. approval rates.
◦The U.S., Germany, France and Japan contributed $98.3 million, $17.0 million, $15.2 million and $8.6 million, respectively, with other active markets contributing $11.3 million.
◦Improved approval rates in the U.S. resulted in $4.7 million of increased net revenue from prior period claims during the quarter. We do not expect this benefit to recur.
◦Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $4.6 million.
•Gross margin for the quarter was 77%.
•Research, development and clinical studies expenses for the quarter were $51.9 million, a decrease of 3% from the same period in 2023.
•Sales and marketing expenses for the quarter were $59.8 million, an increase of 3% compared to the same period in 2023.
•General and administrative expenses for the quarter were $40.1 million, a decrease of 4% compared to the same period in 2023.
•Net loss for the quarter was $30.6 million with loss per share of $0.28.
•Adjusted EBITDA* for the quarter was $1.7 million.

Exhibit 99.1
•Cash, cash equivalents and short-term investments were $959.9 million as of September 30, 2024.
Operational updates for the third quarter ended September 30, 2024:
•1,586 prescriptions were received in the quarter, an increase of 8% compared to the same period in 2023. Prescriptions from the U.S., Germany, France and Japan contributed 934; 217; 171 and 99 prescriptions, respectively, with the remaining 165 prescriptions received in other active markets.
•As of September 30, 2024, there were 4,113 active patients on therapy. Active patients from the U.S., Germany, France and Japan contributed 2,200; 570; 393 and 437 active patients, respectively, with the remaining 513 active patients contributed by other active markets.

Quarterly updates and achievements:
•In October, based on the results from the Phase 3 LUNAR trial, the U.S. Food and Drug Administration (FDA) approved our Premarket Approval (PMA) application for Optune Lua for concurrent use with PD-1/PD-L1 inhibitors or docetaxel for the treatment of adult patients with metastatic NSCLC who have progressed on or after a platinum-based regimen. Our commercial launch in the U.S. is underway with physician certification ongoing and first prescription received shortly after approval.
•In October, the U.S. FDA granted Breakthrough Device designation for the use of TTFields therapy for brain metastases from non-small cell lung cancer. Breakthrough Device designation gives us more frequent, faster and interactive access to the FDA review team and senior management during the review process, priority review of our marketing application upon filing, and expedited review of pre-PMA manufacturing and quality systems compliance inspections.
•In September, we announced the retirement of Chief Executive Officer (CEO) Asaf Danziger, effective January 1, 2025. Mr. Danziger will be succeeded by Chief Financial Officer (CFO) Ashley Cordova. In October, we appointed Christoph Brackmann to succeed Ms. Cordova as CFO, effective January 1, 2025. In addition, we announced the promotion of Mukund Paravasthu to the role of Chief Operating Officer, effective October 1, 2024.

Anticipated clinical milestones:
•Top-line data from Phase 3 PANOVA-3 clinical trial in locally advanced pancreatic cancer (Q4 2024)
•Data from Phase 2 PANOVA-4 clinical trial in metastatic pancreatic cancer (2026)
•Data from Phase 3 TRIDENT clinical trial in newly diagnosed glioblastoma (2026)

Conference call details
Novocure will host a conference call and webcast to discuss third quarter 2024 financial results at 8:00 a.m. EDT today, Wednesday, October 30, 2024. To access the conference call by phone, use the following conference call registration link and dial-in details will be provided. To access the webcast, use the following webcast registration link.

Exhibit 99.1
The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Novocure’s global headquarters is located in Root Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on

Exhibit 99.1
Form 10-K filed on February 22, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Exhibit 99.1

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)
	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,
	2024	2023	2024	2023	2023
	Unaudited		Unaudited		Audited
Net revenues	$155,095	$127,321	$443,954	$375,554	$509,338
Cost of revenues	35,372	32,092	103,715	95,724	128,280
Gross profit	119,723	95,229	340,239	279,830	381,058

Operating costs and expenses:
Research, development and clinical studies	51,882	53,623	158,435	168,754	223,062
Sales and marketing	59,830	57,964	171,652	167,621	226,809
General and administrative	40,103	41,887	117,344	124,609	164,057
Total operating costs and expenses	151,815	153,474	447,431	460,984	613,928

Operating income (loss)	(32,092)	(58,245)	(107,192)	(181,154)	(232,870)
Financial income (expenses), net	10,507	10,023	31,236	27,948	41,130

Income (loss) before income tax	(21,585)	(48,222)	(75,956)	(153,206)	(191,740)
Income tax	8,985	1,263	26,749	6,758	15,303
Net income (loss)	$(30,570)	$(49,485)	$(102,705)	$(159,964)	$(207,043)

Basic and diluted net income (loss) per ordinary share	$(0.28)	$(0.46)	$(0.95)	$(1.51)	$(1.95)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share	108,247,716	106,772,814	107,679,501	106,219,194	106,391,178

Exhibit 99.1
Consolidated Balance Sheets
USD in thousands (except share data)

NOVOCURE LIMITED AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share data)
	September 30, 2024	December 31, 2023
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$185,422	$240,821
Short-term investments	774,476	669,795
Restricted cash	3,777	1,743
Trade receivables, net	67,060	61,221
Receivables and prepaid expenses	25,437	22,677
Inventories	39,096	38,152
Total current assets	1,095,268	1,034,409
LONG-TERM ASSETS:
Property and equipment, net	73,251	51,479
Field equipment, net	12,913	11,384
Right-of-use assets	28,330	34,835
Other long-term assets	12,224	14,022
Total long-term assets	126,718	111,720
TOTAL ASSETS	$1,221,986	$1,146,129

Exhibit 99.1
Consolidated Balance Sheets
USD in thousands (except share data)

	September 30, 2024	December 31, 2023
	Unaudited	Audited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Convertible note	$557,333	$—
Trade payables	91,319	94,391
Other payables, lease liabilities and accrued expenses	86,350	84,724
Total current liabilities	735,002	179,115
LONG-TERM LIABILITIES:
Convertible note	—	568,822
Senior secured credit facility, net	97,149	—
Long-term leases	21,144	27,420
Employee benefit liabilities	7,892	8,258
Other long-term liabilities	18	18
Total long-term liabilities	126,203	604,518
TOTAL LIABILITIES	861,205	783,633
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary shares no par value, unlimited shares authorized; issued and outstanding: 108,100,392 shares and 107,075,754 shares at September 30, 2024 (unaudited) and December 31, 2023, respectively	—	—
Additional paid-in capital	1,454,367	1,353,468
Accumulated other comprehensive income (loss)	(5,378)	(5,469)
Retained earnings (accumulated deficit)	(1,088,208)	(985,503)
TOTAL SHAREHOLDERS' EQUITY	360,781	362,496
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,221,986	$1,146,129

Exhibit 99.1
Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Net income (loss)	$(30,570)	$(49,485)	(38)%	$(102,705)	$(159,964)	(36)%
Add: Income tax	8,985	1,263	611%	26,749	6,758	296%
Add: Financial expenses (income), net	(10,507)	(10,023)	5%	(31,236)	(27,948)	12%
Add: Depreciation and amortization	2,458	2,803	(12)%	8,131	8,246	(1)%
EBITDA	$(29,634)	$(55,442)	(47)%	$(99,061)	$(172,908)	(43)%
Add: Share-based compensation	31,364	26,346	19%	97,278	98,170	(1)%
Adjusted EBITDA	$1,730	$(29,096)	(106)%	$(1,783)	$(74,738)	(98)%

Investors & Media:
Ingrid Goldberg
investorinfo@novocure.com

Media:
Catherine Falcetti
media@novocure.com